EXHIBIT 2.1



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                          AGREEMENT AND PLAN OF MERGER
                                     by and
                                      among


                               BIB Holdings, Ltd.
                              a Nevada corporation,

                             BIBO Acquisition, Inc.,
                             a Delaware corporation


                                       and


                               Incode Corporation,
                             a Delaware corporation


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                         LIST OF SCHEDULES AND EXHIBITS
                                       TO
                          AGREEMENT AND PLAN OF MERGER


  SCHEDULES

  Company Disclosure Schedule

  Schedule 4.2(d)   PRCO Financial Statements

  Schedule 4.2(i)   PRCO Legal Proceedings

  Schedule 4.2(g)   PRCO Liabilities

  Schedule 4.2(m)   PRCO Absence of Certain Changes or Events

  Schedule 4.2(n)   PRCO Compliance with Law


  EXHIBITS

  Exhibit 2.2(a)    Escrow Agreement

  Exhibit 6.1(a)    Company Certified Resolutions

  Exhibit 6.1(b)    Opinion of Counsel to the Company

  Exhibit 6.1(c)    Opinion of Special Securities Counsel to Company re Rule 504

  Exhibit 6.1(d)    Company's Instruction Letter to Transfer Agent

  Exhibit 6.1(e)    Acquisition Certified Resolutions

  Exhibit 6.1(f)    Company Officer's Certificate

  Exhibit 6.1(h)    Acquisition Officer's Certificate

  Exhibit 6.1(j)    Registration Rights Agreement

  Exhibit 6.2(a)    PRCO Certified Resolutions

  Exhibit 6.2(b)    Opinion of PRCO counsel

  Exhibit 6.2(c)    Opinion of Special Securities Counsel to PRCO re Rule 504

  Exhibit 6.2(e)    PRCO Officer's Certificate

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 23, 2004, by and among BIB Holdings, Ltd., a Nevada corporation (the "Company"), BIBO Acquisition, Inc., a Delaware corporation ("Acquisition") and Incode Corporation, a Delaware corporation ("PRCO").

                                    RECITALS

         WHEREAS, the Company and PRCO desire to merge Acquisition with and into PRCO whereby PRCO shall be the surviving entity pursuant to the terms and conditions set forth herein and whereby the transaction is intended to qualify as a tax free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "IRC"), to the extent permitted by applicable law;

         WHEREAS, in furtherance of such combination, the Boards of Directors of the Company, Acquisition and PRCO have each approved the merger of Acquisition with and into PRCO (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL").

         WHEREAS, the stockholder of PRCO desires to exchange all of its shares of the capital stock of PRCO (the "PRCO Capital Stock") for shares of the capital stock of the Company (the "Company Capital Stock") as a tax free reorganization pursuant to Section 368(a) of the IRC, to the extent permitted by applicable law;

         WHERAS, just prior to the Merger, PRCO's 5% Convertible Debentures Due November 22, 2006 in the aggregate principal amount of One Million Dollars ($1,000,000) (the "PRCO Debentures") are convertible into shares of PRCO common stock, par value $.01 (the "PRCO Common Stock"), pursuant to the terms of the PRCO Debentures and the Purchase Agreement (as defined below) and upon the consummation of the Merger will be convertible into an equivalent number of shares of the Company's common stock, par value $0.001 per share (the "Company Common Stock") (the "Company Underlying Shares");

         WHEREAS, upon the effectiveness of the Merger and pursuant to the terms of this Agreement and the Purchase Agreement, the obligation to issue Company Underlying Shares will be substituted for the obligation to issue the Shares, the Company will assume the obligations, jointly and severally, with PRCO under the PRCO Debentures and the Company will assume the obligations of PRCO under that certain Convertible Debenture Purchase Agreement dated even date herewith between PRCO and Highgate House, LLC ("Highgate") (the "Purchase Agreement") and PRCO will be released from certain of such obligations; and

         WHEREAS, all defined terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement and the DGCL, Acquisition shall be merged with and into PRCO pursuant to the Merger. Following the Merger, PRCO shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. As part of the Merger and as more fully described in Section 2.1, (i) the One Thousand (1,000) issued and outstanding shares of the PRCO Common Stock shall be exchanged for Company Common Stock at the Exchange Ratio (as defined below) and
(ii) each share of Acquisition's issued and outstanding shares of common stock, par value [$.001] per share (the "Acquisition Common Stock"), shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $.01, of the Surviving Corporation (the "Surviving Corporation Common Stock").

         1.2 Effective Time. The Merger shall be consummated as promptly as practicable after satisfaction of all conditions to the Merger set forth herein, by filing with the Secretary of State of the State of Delaware a certificate of merger or similar document (the "Certificate of Merger"), and all other appropriate documents, executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of the State of the State of Delaware. The time of such filing shall be referred to herein as the "Effective Time."

         1.3 Effects of the Merger. At the Effective Time, all the rights, privileges, immunities, powers and franchises of Acquisition and PRCO and all property, real, personal and mixed, and every other interest of, or belonging to or due to each of Acquisition and PRCO shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Acquisition and PRCO, including, without limitation, the performance of all obligations and duties of PRCO pursuant to the Purchase Agreement, the PRCO Debentures and the exhibits, schedules and all documents executed in connection therewith or any other Transaction Document (as defined in the Purchase Agreement), shall become the debts, liabilities, obligations and duties of the Surviving Corporation (except as assumed by the Company) without further act or deed, all in the manner and to the full extent provided by the DGCL. Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest any property or right in the Surviving Corporation, the directors and officers of the respective constituent corporations shall execute, acknowledge and deliver such instruments and perform such acts, for which purpose the separate existence of the constituent corporations and the authority of their respective directors and officers shall continue, notwithstanding the Merger.

         1.4 Certificate of Incorporation. The Certificate of Incorporation of PRCO, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and thereafter may be amended or repealed in accordance with its terms and applicable law.

         1.5 By-Laws. At the Effective Time and without any further action on the part of Acquisition and PRCO, the By-laws of PRCO shall be the By-laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

         1.6 Directors. The directors of Acquisition at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         1.7 Officers. The officers of Acquisition at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly appointed and qualified, as the case may be.

         1.8 Tax-Free Reorganization. The parties intend that the Merger shall be treated as a tax-free reorganization pursuant to Section 368(a) of the IRC, to the extent permitted by applicable law.

                                   ARTICLE II

           CONVERSION OF PRCO SHARES AND ASSUMPTION OF PRCO DEBENTURES

         2.1 Conversion and Cancellation of PRCO Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquisition or PRCO or the holders of any shares of the capital stock of Acquisition or PRCO:

                  (a) Subject to the provisions of Sections 2.4 and 2.5, each share of PRCO Capital Stock (the "PRCO Common Stock Shares") issued and outstanding immediately prior to the Effective Time (other than shares canceled in accordance with Section 2.1(b) shall be converted into 0.01 (the "Exchange Ratio") of a validly issued, fully paid and nonassessable share of Company Common Stock (the "Company Common Stock Shares"). As of the Effective Time, each PRCO Common Stock Share shall no longer be outstanding and shall automatically be canceled and cease to exist, and each holder of a certificate representing any PRCO Common Stock Share shall cease to have any rights with respect thereto other than the right to receive Company Common Stock Shares to be issued in consideration therefor upon the surrender of such certificate, properly endorsed to the Company.

                  (b) Each share of PRCO Capital Stock held in the treasury of the PRCO and each share of PRCO Capital Stock owned by Acquisition or Company shall be canceled without any conversion thereof and no payment, distribution or other consideration shall be made with respect thereto.

                  (c) Each issued and outstanding share of Acquisition Common Stock shall be converted into one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.

         2.2      [Intentionally left blank].

         2.3      [Intentionally left blank].

         2.4 Adjustment of the Exchange Ratio. In the event that, prior to the Effective Time, any stock split, combination, reclassification or stock dividend with respect to the Company Common Stock or PRCO Common Stock, any change or conversion of Company Common Stock or PRCO Common Stock or into other securities or any other dividend or distribution with respect to the Company Common Stock or PRCO Common Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and thereafter all references to an Exchange Ratio shall be deemed to be to such Exchange Ratio as so adjusted.

         2.5 No Fractional Shares. No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of certificates and such fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a stockholder of the Company. The number of shares of Company Common Stock to be issued shall be rounded up to the nearest whole share.

         2.6 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either PRCO or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized (to the fullest extent allowed under applicable law) to execute and deliver, in the name and on behalf of either PRCO or Acquisition , all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of PRCO or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of PRCO or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

         2.7 PRCO Debentures. (a) As of the Effective Time, the Company assumes, jointly and severally with PRCO, all of the obligations and responsibilities under the PRCO Debentures to the holder or holders of the PRCO Debentures.

                  (b) At the Effective Time, (i) all references in the PRCO Debentures to "Company Common Stock" (as defined in the PRCO Debentures) shall be references to Company Common Stock (as defined herein) and (ii) all references to the "Company" (as defined in the PRCO Debentures) in the PRCO Debentures shall be read as references to the "Company" (as defined herein) as if the PRCO Debentures were issued on the date the PRCO Debentures were issued, by the Company (as defined herein), specifically including all calculations in the PRCO Debentures such as the determination of the conversion price, the Conversion Price, the Fixed Conversion Price and the Floating Conversion Price. The Exchange Ratio (as defined herein) shall have no effect on the PRCO Debentures or the assumption thereof by the Company (as defined herein).

                  (c) At the Effective Time, PRCO shall assign and the Company shall assume all of PRCO's obligations and covenants under the Purchase Agreement as if the Company executed the Purchase Agreement instead of PRCO on the date thereof. At the Effective Time, all references to the "Company" (as defined in the Purchase Agreement) in the Purchase Agreement shall mean the Company (as defined herein) and all references to dates or tolling of periods shall be read as if the Company (as defined herein) executed the Purchase Agreement instead of the "Company" (as defined in the Purchase Agreement). At the Effective Time, all of the remedies available to the current and future holders of the PRCO Debentures under the Purchase Agreement against the "Company" (as defined in the Purchase Agreement) shall be available against the Company (as defined herein).

                  (d) The provisions described in this Section 2.7 shall not be amended and shall be in effect until the earlier of (i) the date all of the PRCO Convertible Debentures have been converted into Company Common Stock Shares or redeemed and (ii) six (6) years from the date the PRCO Debentures were issued.

                  (e) The current and future holders of the PRCO Debentures shall be third party beneficiaries of this Agreement. There shall be no other third party beneficiaries to this Agreement or any part hereof.

                                   ARTICLE III

                                     CLOSING

         Subject to satisfaction of the conditions to closing set forth in this Agreement and unless this Agreement is otherwise terminated in accordance with the provisions contained herein, the closing of the Merger and the Contemplated Transactions (the "Post-Closing") shall take place at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, New York, New York as promptly as practicable after satisfaction of the conditions set forth in this Agreement, which in no event shall be more than ten days after the Closing Date under the Purchase Agreement (except if such 10th day is not a Business Day, then the next Business Day) (the "Post-Closing Date").

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of the Company and Acquisition. Except as disclosed in the Reports (as defined below) or in a document of even date herewith referring to the representations and warranties in this Agreement and delivered by Company to PRCO prior to the execution and delivery of this

Agreement (the "Company Disclosure Schedule"), Acquisition and the Company hereby make the following representations and warranties to PRCO, all of which shall survive the Post-Closing, subject to the limitations set forth in Section
8.1 hereof:

                  (a) Organization and Good Standing. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under this Agreement and, upon the Post-Closing the PRCO Debentures. Company has no subsidiaries other than Acquisition and other than as set forth on the Company Disclosure Schedule (individually, a "Subsidiary" and collectively, the "Subsidiaries"). Acquisition has no subsidiaries. Each of the Company and Acquisition is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so qualified or in good standing would not have a Material Adverse Effect.

                  (b) Authority; No Conflict.

                           i.  This  Agreement  and any  agreement  executed  in
connection herewith by Company or Acquisition constitute the legal, valid and binding obligations of the Company and Acquisition, as the case may be, enforceable against the Company and Acquisition, as the case may be, in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency and other laws affecting the rights of creditors and by general equitable principles. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and any agreement executed by it in connection herewith and to perform its obligations hereunder and thereunder.

                           ii.  Neither  the  execution  and  delivery  of  this
Agreement by each of the Company and Acquisition, nor the consummation or performance by each of any of its respective obligations contained in this Agreement or in connection with the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                                    a. contravene,  conflict with or result in a
violation of (x) any provision of the Organizational Documents of the Company or Acquisition, as the case may be, or (y) any resolution adopted by the board of directors or the stockholders of the Company or Acquisition, as the case may be;

                                    b. contravene,  conflict with or result in a
material violation of, or give any governmental body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Acquisition or any of the assets owned or used by the Company or Acquisition may be subject;

                                    c. contravene,  conflict with or result in a
violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, the PRCO Debentures (once assumed by Company) or any Applicable Contract;

                                    d. result in the  imposition  or creation of
any material encumbrance upon or with respect to any of the material assets owned or used by the Company or Acquisition;

                                    e.  cause  the  Company  or  Acquisition  to
become subject to, or to become liable for the payment of, any tax; or

                                    f.  cause  any of the  assets  owned  by the
Company or Acquisition to be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Contemplated Transactions, if any.

                           (c) Capitalization. The capitalization of the Company
as of September 30, 2004 is as set forth in the Form 10-QSB for the period ended September 30, 2004, increased as set forth in the next sentence. The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the Reports (as defined in Section 4.1(d)) or (ii) outstanding warrants, options or other securities disclosed in the Reports, except as set forth on Company Disclosure Schedule. All of the issued and outstanding shares of the Company Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for this Agreement and as disclosed in the Reports, there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Company Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of the Company Common Stock, or securities or rights convertible or exchangeable into shares of the Company Common Stock. None of the outstanding Company Capital Stock was issued in violation of the Securities Act or any other legal requirement.

                           (d) Financial  Statements.  The Company has delivered
or made available to PRCO copies of its Form 10-KSB Annual Report for the fiscal year ended December 31, 2003 and copies of its quarterly reports on Form 10-QSB for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, each as filed with the SEC and including, in each case, any amendments thereto (collectively, the "Reports"). The financial statements contained are in all material respects in accordance with the books and records of the Company and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. The consolidated balance sheets contained in such Reports (the "Company Balance Sheets") present fairly in all material respects as of their dates the consolidated financial condition of the Company and its subsidiaries. Except as and to the extent reflected or reserved against in the Company Balance Sheets (including the notes thereto), the Company did not have, as of the date of any such Company Balance Sheet, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto. The consolidated statements of operations, consolidated statements of stockholders' equity and changes in consolidated statements of cash flows present fairly in all material respects the results of operations and changes in financial position of the Company and its subsidiaries for the periods indicated.

                           (e) SEC  Filings.  The  Company has filed all reports
required to be filed with the SEC under the rules and regulations of the SEC and all such reports have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all the applicable requirements of the Securities Exchange Act of 1934, as amended. As of the respective filing and effective dates, none of such reports (including without limitation, the Reports) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (f) Absence of  Material  Adverse  Change.  Since the
date of the latest Company Balance Sheets, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                           (g)  Issuance  of  Company  Securities.  The  Company
Common Stock Shares, and when issued in accordance with this Agreement, shall be duly authorized, validly issued, fully-paid and nonassessable. Except as set forth in the Reports, there is no equity line of credit or convertible security or instrument outstanding of the Company.

                           (h) Undisclosed  Liabilities.  Except as disclosed in
any Schedule to this Agreement, none of the Company, Acquisition or the Subsidiaries has any material obligations and liabilities (contingent or otherwise) except those liabilities (i) that are reflected in the Company Balance Sheets or in the notes thereto, or disclosed in the notes therein in accordance with GAAP or, in accordance with GAAP, are not required to be so reflected or disclosed, or (ii) that were incurred after the date of the Company Balance Sheets in the Ordinary Course of Business, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law or could reasonably be expected to have a Material Adverse Effect.

                           (i) Taxes.

                                    i. The  Company  has  filed or  caused to be
filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by the Company, except such taxes, if any, as are listed in the Company Disclosure Schedule and are being contested in good faith as to which adequate reserves have been provided in the Company Balance Sheets.

                                    ii. All tax returns filed by the Company are
true, correct and complete in all material respects.

                           (j)  Employee  Benefits.  Except as  disclosed in the
Reports, the Company does not sponsor or otherwise maintain a "pension plan" within the meaning of Section 3(2) of ERISA or any other retirement plan other than the Company Profit Sharing and 401(k) Plan and Trust that is intended to qualify under Section 401 of the Code, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. No employee benefit plan, any trust created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in Section 4975 of the Code, which may have a Material Adverse Effect.

                           (k)   Governmental   Authorizations.   The   Company,
Acquisition and the Subsidiaries have all permits that are legally required to enable them to conduct their business in all material respects as now conducted.

                           (l) Legal Proceedings; Orders.

                                    i. Except as set forth in the Reports, there
is no material pending Proceeding:

                                             a.  that has been  commenced  by or
against the Company, Acquisition or the Subsidiaries, or any of the assets owned or used by, the Company, Acquisition or the Subsidiaries; or

                                             b.  that  challenges,  or that  may
have  the  effect  of  preventing,   delaying,   making  illegal,  or  otherwise
interfering with, any Contemplated Transaction.

                                    ii. Except as set forth in the Reports:

                                    a. there is no  material  Order to which the
Company or the Subsidiaries, or any of the assets owned or used by the Company, Acquisition or the Subsidiaries, is subject; and

                                    b. no officer,  director, agent, or employee
of the Company or Acquisition is subject to any material Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or Acquisition, as the case may be.

                           (m) Absence of Certain Changes and Events.  Except as
set forth in the Reports, since the date of the most recent Company Balance Sheets, except as heretofore set forth, the Company and the Subsidiaries and Acquisition, since the date of its inception, have conducted their business only in the Ordinary Course of Business, and other than as contemplated by this Agreement or the Contemplated Transactions there has not been any:

                                    i.  change  in  the   authorized  or  issued
capital of the Company, including the Company Common Stock or the authorized or issued capital stock of Acquisition and the Subsidiaries; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any equity lines of credit, security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                                    ii.   amendment   to   the    Organizational
Documents of the Company, Acquisition or the Subsidiaries;

                                    iii. damage to or destruction or loss of any
material asset or property of the Company, Acquisition or the Subsidiaries, whether or not covered by insurance, causing a Material Adverse Effect;

                                    iv.  receipt  of  notice  that  any of their
substantial   customers   have   terminated   or  intends  to  terminate   their
relationship, which termination would have a Material Adverse Effect;

                                    v. entry into any transaction  other than in
the Ordinary Course of Business;

                                    vi. entry into,  termination  of, or receipt
of written notice of termination of any material (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or
(ii) contract or transaction;

                                    vii.  sale (other than sales of inventory in
the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company, Acquisition or the Subsidiaries or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, Acquisition or the Subsidiaries;

                                    viii.  cancellation  or waiver of any claims
or rights with a value to the Company in excess of $10,000;

                                    ix.   material   change  in  the  accounting
methods used by the Company, Acquisition or the Subsidiaries; or

                                    x.  agreement,  whether oral or written,  by
the Company, Acquisition or the Subsidiaries to do any of the foregoing.

                  (n) No Default or Violation. The Company, Acquisition and the Subsidiaries (i) are in material compliance with all applicable material terms and requirements of each material contract under which they have or had any obligation or liability or by which they or any of the assets owned or used by them is or was bound and (ii) is not in material violation of any Legal Requirement.

                  (o) Certain Payments. Since the most recent date of the Company Balance Sheets, neither the Company, Acquisition or the Subsidiaries, nor any director, officer, agent or employee of the Company or the Subsidiaries has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, Acquisition or the Subsidiaries or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company, Acquisition or the Subsidiaries.

                  (p) Brokers or Finders. The Company and Acquisition have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         4.2 Representations and Warranties of PRCO. PRCO hereby makes the following representations and warranties to the Company, all of which shall survive the Post-Closing, subject to the limitations set forth in Section 8.2 hereof:

                  (a) Organization, Good Standing and Purpose. PRCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its businesses as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all of its obligations under this Agreement. PRCO has no subsidiaries. PRCO is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except for such failures to be so qualified or in good standing would not have a Material Adverse Effect. PRCO was formed to assist small communications companies with their growth strategies.

                  (b) Authority; No Conflict.

                           i.  This  Agreement  and any  agreement  executed  in
connection herewith have been duly authorized by all required action of PRCO and constitute the legal, valid and binding obligations of PRCO, enforceable against PRCO in accordance with their respective terms. PRCO has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and any agreements executed in connection herewith and to perform its obligations hereunder and thereunder.

                           ii.  Neither  the  execution  and  delivery  of  this
Agreement by PRCO, nor the consummation or performance by it of any of its obligations contained in this Agreement or in connection with the Contemplated Transactions by the Company will, directly or indirectly (with or without notice or lapse of time):

                                    a. contravene,  conflict with or result in a
violation of (x) any provision of the Organizational Documents of PRCO or (y) any resolution adopted by the board of directors or the stockholders of PRCO;

                                    b. contravene,  conflict with or result in a
violation of, or give any governmental body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which PRCO or any of the assets owned or used by PRCO may be subject;

                                    c. contravene,  conflict with or result in a
violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, this Agreement, the Purchase Agreement, the PRCO Debentures or any Applicable Contract;

                                    d. result in the  imposition  or creation of
any material encumbrance upon or with respect to any of the material assets owned or used by PRCO;

                                    e.  cause PRCO to become  subject  to, or to
become liable for the payment of, any tax; or

                                    f. cause any of the assets  owned by PRCO to
be reassessed or revalued by any taxing authority or other governmental body, except in connection with the transfer of real estate pursuant to this Agreement or the Contemplated Transactions.

                           iii.  PRCO is not required to obtain any consent from
any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, other than the requisite approval of its stockholder, Incandent Capital, LLC ( the "PRCO Stockholder"), which approval has been obtained.

                  (c) Capitalization. The entire authorized PRCO Capital Stock consists of 100,000,000 shares PRCO Common Stock, of which 1,000 shares are issued and outstanding and held by the PRCO Stockholder of which 50,000,000 are held in escrow pursuant to the PRCO Escrow Agreement (as defined below). With the exception of the PRCO Common Stock Shares and the PRCO Debentures, there are no other outstanding equity or debt securities of the Company. No legend or other reference to any purported encumbrance appears upon any certificate representing the PRCO Common Stock Shares, other than applicable Securities Act legends. The PRCO Common Stock Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except for the PRCO Debentures and the agreements relating thereto set forth in the Purchase Agreement, there are no outstanding options, voting agreements or arrangements, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of PRCO Capital Stock or other securities, or contracts, commitments, understandings, or arrangements by which PRCO is or may become bound to issue additional shares of PRCO Capital Stock or other securities, or securities or rights convertible or exchangeable into shares of PRCO Capital Stock or other securities. Except as set forth in this Section 4.2(c), PRCO has no outstanding equity, debt, debt or equity equivalent security, or debt or equity lines of credit. None of the outstanding PRCO Common Stock Shares were issued in violation of the Securities Act or any other legal requirement. PRCO does not own, and has no contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. The PRCO Underlying Shares have been duly authorized, validly issued, fully paid and are nonassessable pursuant to the escrow agreement between PRCO, Highgate and the Escrow Agent (the "PRCO Escrow Agreement").

                  (d) Financial Statements. PRCO has delivered to the Company a balance sheet of PRCO as at October 31, 2004 (the "PRCO Balance Sheet"), and a statement of operations for the period from inception to October 31, 2004. Such financial statements were prepared in accordance with GAAP, are set forth in
Schedule 4.2(d) hereto and fairly present the financial condition and the results of operations of PRCO as at October 31, 2004 of and for the period then ended.

                  (e) Absence of Material Adverse Change. Since the date of the most recent PRCO Balance Sheet provided under Section 4.2(d) hereof, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on PRCO.

                  (f) Books and Records. The books of account, minute books, stock record books, and other records of PRCO, all of which have been made available to the Company and original copies of which will be delivered to the Company at the Post-Closing, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of PRCO contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and any committees of the Board of Directors of PRCO.

                  (g)  No  Undisclosed   Liabilities.   There  are  no  material
liabilities of PRCO, whether absolute, accrued, contingent, or otherwise, other than the PRCO Debentures and as set forth in Schedule 4.2(g).

                  (h) Title to Properties; Encumbrances. PRCO has good and marketable title to all the properties, interest in such properties and assets, real and personal, reflected in the PRCO Balance Sheet or acquired after the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to the PRCO Balance Sheet. PRCO neither owns nor leases any real property.

                  (i) Legal Proceedings; Orders.

                           i.  Except as set forth in  Schedule  4.2(i)  hereto,
there is no pending Proceeding:

                                    a. that has been  commenced or threatened by
or against PRCO or any of its officers, directors, agents or employees as such or that otherwise relates to or may affect the business of, or any of the assets owned or used by, PRCO; or

                                    b.  that  challenges,  or that  may have the
effect of preventing, delaying, making illegal, or otherwise interfering with, any Contemplated Transaction.

                           ii. Except as set forth in Schedule 4.2(i) hereto:

                                    a. there is no Order to which  PRCO,  or any
of the assets owned or used by PRCO, is subject; and

                                    b. no officer,  director, agent, or employee
of PRCO is subject to any Order that prohibits such offer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of PRCO.

                  (j) Brokers or Finders. PRCO has incurred no liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                  (k) No Default or Violation. Schedule 4.2(k) hereto lists each contract, agreement and commitment to which PRCO is a party or otherwise bound (each, an "PRCO Contract") or has any obligation or liability pursuant thereto. PRCO (i) is in compliance with all terms and requirements of each PRCO Contract and (ii) is not in violation of any Legal Requirement.

                  (l) Taxes.

                           i.  PRCO has  filed or caused to be filed on a timely
basis all tax returns that are or were required to be filed by it pursuant to applicable Legal Requirements. PRCO has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by PRCO, except such taxes, if any, as are listed in Schedule 4.2(l) hereto and are being contested in good faith as to which adequate reserves have been provided in the PRCO Balance Sheets.

                           ii. All tax returns  filed by PRCO are true,  correct
and complete in all material respects and no taxes are currently owed or tax returns due by or on behalf of PRCO.

                  (m) Absence of Certain Changes and Events. Except as set forth in Schedule 4.2(m) hereto, since the date of the PRCO Balance Sheet, PRCO has conducted its business only in the Ordinary Course of Business, there has not been any material adverse effect on PRCO's business or operations, and there has not been any:

                           i. change in the  authorized or issued  capital stock
of PRCO; grant of any stock option or right to purchase shares of capital stock of PRCO; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                           ii.  amendment  to the  Organizational  Documents  of
PRCO;

                           iii. damage to or destruction or loss of any asset or
property of PRCO, whether or not covered by insurance or any other event or circumstance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of PRCO;

                           iv.  receipt  of notice  that any of its  substantial
customers have terminated or intends to terminate their relationship, which termination would have a material adverse effect on its financial condition, results or operations, business assets or properties of PRCO;

                           v.  entry  into  any  transaction  other  than in the
Ordinary Course of Business;

                           vi. entry into, termination of, or receipt of written
notice of termination of any (i) license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) contract or transaction;

                           vii. sale,  lease, or other  disposition of any asset
or property of PRCO or mortgage, pledge, or imposition of any lien or other encumbrance on any asset or property of PRCO;

                           viii.  cancellation or waiver of any claims or rights
with a value to PRCO in excess of $10,000;

                           ix. material change in the accounting methods used by
PRCO;

                           x.  accrual  or  payment  of any  salaries  or  other
compensation, increase in salaries, compensation or bonuses or retention or hiring of, any consultant or employee;

                           xi. debt or other liability incurred,  other than the
PRCO Debentures; or

                           xii.  agreement,  whether oral or written, by PRCO to
do any of the foregoing, other than the Purchase Agreement.

                  (n) Compliance with Law. Except as set forth in Schedule 4.2(n) hereto:

                           i. PRCO has complied in all material  respects  with,
and is not in violation of, in any material respect, any Law to which it or its business is subject; and

                           ii.  PRCO  has   obtained  all   licenses,   permits,
certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business; and

                           (iii)  PRCO  has  not  received   written  notice  of
violation of, or knows of any material violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business.

                  (o) Environmental Laws. PRCO has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the best knowledge of PRCO, PRCO is not the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material or potentially material liability or remedial action under any Environmental Laws. There are no pending or, to the knowledge of PRCO, threatened, actions, suits or proceedings against PRCO or any of its properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.

                  (p) Intellectual Property. (i) PRCO owns, or is validly licensed or otherwise has the right to use, all patents, and patent rights ("Patents") and all trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights"), in each case, which are material to the conduct of the business of PRCO.

                           (ii) To the  best  knowledge  of  PRCO,  PRCO has not
interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patent of any other Person. PRCO has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any other Person. PRCO has not received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, is appropriation or violation (including any claim that PRCO must license or refrain from using any Patents or Intellectual Property Rights of any other Person) which has not been settled or otherwise fully resolved. To the best knowledge of PRCO, no other Person has interfered with, infringed upon (without license to infringe), misappropriated or otherwise come into conflict with any Patents or Intellectual Property Rights of PRCO.

                  (q) Employees. (a) PRCO has no employees other than Jim Grainer, who is the President and Chief Financial Officer of PRCO; (b) Jim Grainer has been fully paid for all services rendered by him to PRCO in his capacity as President of PRCO and is owed no further salary or compensation in connection therewith; (c) PRCO has complied in all respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and PRCO is not liable for any arrears of wages or any taxes or penalties for failure to comply with any such Laws; (d) PRCO believes that PRCO's relations with its employees is satisfactory; (e) there are no controversies pending or, to the best knowledge of PRCO, threatened between PRCO and any of its employees or former employees; (f) PRCO is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by PRCO, nor, to the best knowledge of PRCO, are there any activities or proceedings of any labor union to organize any such employees; (g) there are no unfair labor practice complaints pending against PRCO before the National Labor Relations Board or any current union representation questions involving employees of PRCO; (h) there is no strike, slowdown, work stoppage or lockout existing, or, to the best knowledge of PRCO, threatened, by or with respect to any employees of PRCO; (i) no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to PRCO; (j) there are no claims pending against PRCO before any workers' compensation board; (k) PRCO has not received notice that any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to PRCO and, to the best knowledge of PRCO, no such investigation is in progress; and (l) PRCO has no consultants or independent contractors.

                  (r) Employee Benefit Plans. There are no "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) maintained, or contributed to, by PRCO for the benefit of any current or any former employees, officers or directors of PRCO.

                  (s) Rule 504 Securities. The PRCO Debentures (which include the Escrow Shares for the PRCO Underlying Shares) were sold in accordance with Rule 504 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and Section 80A.15.2(g) of the Minnesota Statutes, 1986 (the "Minnesota Act") and Administrative Rule 2875.0170, to an accredited investor residing in the State of Minnesota. Accordingly, at the Effective Time and pursuant to Rule 504, the Minnesota Act, and Section 3(a)(9) of the Securities Act, the PRCO Debentures (which include the Company Escrow Shares (as defined in the Share Deposit Agreement) for the Company Underlying Shares) shall continue to be without restriction and shall be freely tradable in accordance with Rule 504.

                                    ARTICLE V

                                    COVENANTS

         5.1 Covenants of the Company and Acquisition.

                  (a) Conduct of Business. Between the date hereof and up to and including the Post-Closing Date, each of the Company and Acquisition shall:

                           i. conduct its business  only in the Ordinary  Course
of Business;

                           ii.  use  its  commercially   reasonable  efforts  to
preserve intact the current business organization of the Company and Acquisition, as the case may be, keep available the services of the current officers, employees and agents of the Company and Acquisition, as the case may be, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company and Acquisition, as the case may be;

                           iii.  not pay,  incur or  declare  any  dividends  or
distributions with respect to its stockholders or amend its Certificate of Incorporation or By-Laws, without the prior written consent of the PRCO Debenture Holder;

                           iv. not authorize,  issue,  sell,  purchase or redeem
any shares of its capital stock or any options or other rights to acquire ownerships interests without the prior written consent of the PRCO Debenture Holder except as may be required by pre-existing commitments disclosed herein or in the Reports;

                           v. not incur any  indebtedness  for money borrowed or
issue any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, except those incurred in the Ordinary Course of Business, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets;

                           vi.  not  make any  investment  of a  capital  nature
either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                           vii.  not do any  other  act  which  would  cause any
representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business;

                           viii.  report  periodically  to  the  PRCO  Debenture
Holder concerning the status of the business and operations of the Company upon the reasonable request of the PRCO Debenture Holder; and

                           ix. confer with the PRCO Debenture Holder  concerning
operational matters of a material nature upon the reasonable request of the PRCO Debenture Holder.

                  (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement up to and including the Post-Closing Date, each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. Each of the Company and Acquisition shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to the Company and Acquisition or afford access to any of the books, records or other properties of the Company and Acquisition to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the Company's and Acquisition's business.

                  (c) Further Assurances. Prior to the Post-Closing Date, with the cooperation of PRCO where appropriate, each of the Company and Acquisition shall use commercially reasonable efforts to:

                           i. promptly comply with all filing requirements which
federal, state or local law may impose on the Company or Acquisition, as the case may be, with respect to the Contemplated Transactions by this Agreement; and

                           ii. take all actions  necessary to be taken, make any
filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of the Company and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by the Company or Acquisition in connection with the Contemplated Transactions by this Agreement.

                  (d) Access to Additional Agreements and Information.  Prior to
the Post-Closing Date, the Company and Acquisition shall make available to the PRCO Debenture Holder (as well as its counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material to the Company's business, including without limitation, those contracts to which the Company or Acquisition is a party and those by which each of its business or any of the Company's or Acquisition's assets are bound.

         5.2 Covenants of PRCO.

                  (a) Conduct of Business. Between the date hereof and up to and including the Post-Closing Date, PRCO shall:

                           i. conduct its business  only in the Ordinary  Course
of Business;

                           ii.  use  its  commercially   reasonable  efforts  to
preserve intact the current business organization of PRCO, keep available the services of the current officers, employees and agents of PRCO, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with PRCO;

                           iii.  not pay,  incur or  declare  any  dividends  or
distributions with respect to its stockholders or amend its Certificate of Incorporation or By-Laws, without the prior written consent of the Company and PRCO Debenture Holder;

                           iv. not authorize,  issue,  sell,  purchase or redeem
any shares of its capital stock or any options or other rights to acquire ownerships interests without the prior written consent of the Company and PRCO Debenture Holder;

                           v. not incur any  indebtedness  for money borrowed or
issue and debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any material lien, encumbrance or security interest to be created or arise on or in respect of any material portion of its properties or assets;

                           vi.  not  make any  investment  of a  capital  nature
either by purchased stock or securities, contribution to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person;

                           vii.   not  do  any  other  act  which   would  cause
representation or warranty of PRCO in this Agreement to be or become untrue in any material respect or that is not in the Ordinary Course of Business consistent with past practice;

                           viii. report periodically to the Company and the PRCO
Debenture  Holder  concerning the status of the business and operations of PRCO;
and

                           ix.  confer with the  Company and the PRCO  Debenture
Holder concerning operational matters of a material nature.

                  (b) Proposals; Other Offers. Commencing on the date of execution of this Agreement through the Post-Closing Date, PRCO shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise), solicit or encourage any inquiries or proposals, engage in negotiations for or consent to or enter into any agreement providing for the acquisition of its business. PRCO shall not, directly or indirectly (whether through an employee, a representative, an agent or otherwise) disclose any nonpublic information relating to PRCO or afford access to any of the books, records or other properties of PRCO to any person or entity that is considering, has considered or is making any such acquisition inquiry or proposal relating to the PRCO's business.

                  (c) Further Assurances. Prior to the Post-Closing Date, with the cooperation of the Company where appropriate, PRCO shall:

                           i. promptly comply with all filing requirements which
federal, state or local law may impose on PRCO with respect to the Contemplated Transactions by this Agreement and cooperate with the Company regarding the same; and

                           ii. take all actions  necessary to be taken, make any
filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of PRCO and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by PRCO in connection with the Contemplated Transactions by this Agreement.

                  (d) Actions by PRCO. PRCO shall take no action or enter into any agreements or arrangements except as may be required by this Agreement.

                  (e) No Change in Capital Stock. Prior to the Effective Time, no change will be made in the authorized, issued or outstanding capital stock of PRCO, and no subscriptions, options, rights, warrants, calls, commitments or agreements relating to the authorized, issued or outstanding capital stock of PRCO will be entered into, issued, granted or created.

                  (f) Access to Additional Agreements and Information. Prior to the Post-Closing Date, PRCO shall make available to the Company and PRCO Debenture Holder (as well as its counsel, accountants and other representatives) any and all agreements, contracts, documents, other instruments and personnel material of PRCO's business, including without limitation, those contracts to which PRCO is a party and those by which its business or any of PRCO's assets are bound.

                  (g) Further Assurances. Prior to the Post-Closing Date, with the cooperation of the Company where appropriate, PRCO shall use commercially reasonable efforts to:

                           i. promptly comply with all filing requirements which
federal, state or local law may impose on PRCO with respect to the Contemplated Transactions by this Agreement; and

                           ii. take all actions  necessary to be taken, make any
filing and obtain any consent, authorization or approval of or exemption by any governmental authority, regulatory agency or any other third party (including without limitation, any landlord or lessor of PRCO and any party to whom notification is required to be delivered or from whom any form of consent is required) which is required to be filed or obtained by PRCO in connection with the Contemplated Transactions by this Agreement.

         5.3 Governmental Filings and Consents. The Company, Acquisition and PRCO shall cooperate with one another in filing any necessary applications, reports or other documents with any federal or state agencies, authorities or bodies having jurisdiction with respect to the business of the Company, Acquisition or PRCO and in seeking any necessary approval, consultation or prompt favorable action of, with or by any of such agencies, authorities or bodies.

         5.4 Publicity. Any public announcement or press release relating to this Agreement or the Contemplated Transactions must be approved by the PRCO Debenture Holder and the Company in writing before being made or released. The Company shall have the right to issue a press release or make other disclosure without the PRCO Debenture Holder's written approval if in the opinion of the Company's counsel such a release is necessary to comply with SEC Rules and Regulations or other Law; provided that, the PRCO Debenture Holder receives a copy of such prepared press release or other disclosures for purposes of review at least 24 hours before it is issued. This 24 hour period may be shortened if in the opinion of the Company's counsel it is required by Law; provided that, the PRCO Debenture Holder and the Company receives a copy of such release as long as reasonably practical before it is issued.

         5.5 Tax Returns. The current officers of the Company shall have the right to prepare any tax returns of the Company with respect to any period that ends on or before the Post-Closing Date. Such tax returns shall be timely filed by the Company. PRCO shall cooperate with said officers in the preparation of such tax returns.

                                   ARTICLE VI

                                   CONDITIONS

         6.1 Conditions to Obligations of PRCO. The obligation of PRCO to consummate the Contemplated Transactions is subject to the fulfillment of each of the following conditions, any of which may be waived by PRCO in its sole discretion:

                  (a) Copies of Resolutions. At the Post-Closing (i) the Company shall have furnished PRCO with a certificate of its CEO or President, as the case may be, in the form of EXHIBIT 6.1(A) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement and (ii) Acquisition shall have furnished PRCO with a certificate of its CEO or President, as the case may be, in the form of EXHIBIT 6.1(E) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of Acquisition authorizing the execution, delivery and performance of this Agreement and all other necessary or proper corporate action to enable Acquisition to comply with the terms of this Agreement.

                  (b) Opinion of Company's Counsel. The Company shall have furnished to PRCO, at the Post-Closing, an opinion of its legal counsel, dated as of the Post-Closing Date, substantially in the form of EXHIBIT 6.1(B) annexed hereto.

                  (c) Opinion of Company's Special Securities Counsel. The Company shall have furnished to PRCO, at the Post-Closing, with an opinion of the special securities counsel to the Company, dated as of the Post-Closing Date, substantially in the form of EXHIBIT 6.1(C) annexed hereto.

                  (d) Instruction Letter to Transfer Agent. The Company shall have furnished PRCO, at the Post-Closing, with a letter to its transfer agent, to accept the legal opinion set forth in Section 6.1(c), dated as of the Post-Closing Date, substantially in the form of EXHIBIT 6.1(D) annexed hereto.

                  (e) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of the Company and Acquisition set forth in this Agreement was true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and shall also be true, correct and complete in all material respects at and as of the Post-Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date), with the same force and effect as if made at and as of the Post-Closing Date. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by the Company and Acquisition at or prior to the Post-Closing Date.

                  (f) Delivery of Certificate. (A) The Company shall have delivered to PRCO a certificate, in the form of EXHIBIT 6.1(F) annexed hereto, dated the Post-Closing Date, and signed by the CEO or President of the Company affirming that the representations and warranties as set forth in Section 4.1 were and are true, correct and complete as required by Section 6.1(e) and (B) Acquisition shall have delivered to PRCO a certificate, in the form of EXHIBIT 6.1(H) annexed hereto, dated the Post-Closing Date, and signed by the CEO or President of Acquisition affirming that the representations and warranties as set forth in Section 4.1 were and are true, correct and complete as required by
Section 6.1(e).

                  (g) Consents and Waivers. At the Post-Closing, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the PRCO Debenture Holder.

                  (h) Litigation. On the Post-Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to the Company issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions or making consummation thereof unduly burdensome to PRCO. On the Post-Closing Date and immediately prior to consummation of the Contemplated Transactions, no proceeding or lawsuit shall have been commenced, be pending or have been threatened by any governmental or regulatory agency or authority or any other Person restraining or prohibiting the consummation of the Contemplated Transactions.

                  (i) Delivery of Documents and Other Information. Prior to the Post-Closing Date, the Company and Acquisition shall have made available or delivered to PRCO all of the agreements, contracts, documents and other instruments requested by PRCO.

                  (j) Delivery of Registration Rights Agreement. The Company shall have delivered to Highgate a fully executed Registration Rights Agreement, in the form of EXHIBIT 6.1(J) annexed hereto, dated the Post-Closing Date.

         6.2 Conditions to Obligations of the Company and Acquisition. The obligations of the Company and Acquisition to consummate the Contemplated Transactions are subject to the fulfillment of each of the following conditions, any of which may be waived by the Company and Acquisition, in their sole discretion:

                  (a) Copies of Resolutions. At the Post-Closing, PRCO shall have furnished the Company with a certificate of its President, in the form of
EXHIBIT 6.2(A) annexed hereto, certifying that attached thereto are copies of resolutions duly adopted by the board of directors of PRCO authorizing the execution, delivery and performance of the terms of this Agreement and all other necessary or proper corporate action to enable PRCO to comply with the terms of this Agreement.

                  (b) Opinion of PRCO's Counsel. PRCO shall have furnished to the Company, at the Post-Closing, with an opinion of counsel to PRCO, dated as of the Post-Closing Date, substantially in the form of EXHIBIT 6.2(B) annexed hereto.

                  (c) Opinion of PRCO's Special Securities Counsel. PRCO shall have furnished to the Company, at the Closing, with an opinion of the special securities counsel to PRCO dated as of the Post-Closing Date, substantially in the form of EXHIBIT 6.2(C) annexed hereto.

                  (d) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of PRCO was true, correct and complete in all material respects when made (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date) and shall also be true, correct and complete in all material respects at and as of the Post-Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true, correct and complete in all material respects as of such date), with the same force and effect as if made at and as of the Post-Closing Date. PRCO shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed by PRCO at or prior to the Post-Closing Date.

                  (e) Delivery of Certificate. PRCO shall have delivered to the Company a certificate, in the form of EXHIBIT 6.2(E) annexed hereto, dated the Post-Closing Date and signed by the CEO or President of PRCO, affirming that the representations and warranties of PRCO as set forth in Section 4.2 were and are true, correct and complete and PRCO's agreements and covenants have been performed as required by Section 6.2(d).

                  (f) Compliance with Rule 504. In connection with the issuance of the Securities by PRCO under the Purchase Agreement, on or prior to the Post-Closing Date PRCO shall be in full compliance with Rule 504 of Regulation D of the Securities Act of 1933, as amended, and PRCO shall have delivered to the Company at the Post-Closing a filed copy of the Form D required to be filed with the SEC in connection therewith.

                  (g) Consents and Waivers. On or prior to the Post-Closing Date, any and all necessary consents, authorizations, orders or approvals shall have been obtained, except as the same shall have been waived by the Company.

                  (h) Litigation. On the Post-Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any kind whatsoever with respect to PRCO issued by a court or governmental agency (or other governmental or regulatory authority) of competent jurisdiction restraining or prohibiting the consummation of the Contemplated Transactions or making the consummation thereof unduly burdensome to the Company or PRCO. On the Post-Closing Date, no proceeding or lawsuit shall have been commenced, threatened or be pending or by any governmental or regulatory agency or authority or any other person with respect to the Contemplated Transactions.

                  (i) Delivery of Documents and Other Information. Prior to the Post-Closing Date, PRCO shall have made available or delivered to the Company all of the agreements, contracts, documents and other instruments required to be delivered pursuant to the provisions of this Agreement.

                                   ARTICLE VII

                                   TERMINATION

         7.1 Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

         7.2 Termination for Failure to Close. This Agreement shall be automatically terminated if the Closing shall not have occurred within ten (10) days of the date hereof (except if such 10th day is not a Business Day, then the next Business Day).

         7.3 Termination by Operation of Law. This Agreement may be terminated by any party hereto if there shall be any statute, rule or regulation that renders consummation of the Contemplated Transactions illegal or otherwise prohibited, or a court of competent jurisdiction or any government (or governmental authority) shall have issued an order, decree or ruling, or has taken any other action restraining, enjoining or otherwise prohibiting the consummation of such transactions and such order, decree, ruling or other action shall have become final and nonappealable.

         7.4 Termination for Failure to Perform Covenants or Conditions. This Agreement may be terminated prior to the Post-Closing Date:

                  (a) by PRCO if: (i) any of the representations and warranties made in this Agreement by the Company or Acquisition shall not be materially true and correct, when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 6.1 hereof have not been fulfilled in all material respects by the Post-Closing Date; (iii) the Company or Acquisition shall have failed to observe or perform any of its material obligations under this Agreement; or (iv) as otherwise set forth herein; or

                  (b) by the Company or Acquisition if: (i) any of the representations and warranties of PRCO or the PRCO Stockholder shall not be materially true and correct when made or at any time prior to consummation of the Contemplated Transactions as if made at and as of such time; (ii) any of the conditions set forth in Section 6.2 hereof have not been fulfilled in all material respects by the Post-Closing Date; (iii) PRCO or the PRCO Stockholder shall have failed to observe or perform any of their material respective obligations under this Agreement; or (iv) as otherwise set forth herein.

         7.5 Effect of Termination or Default; Remedies. In the event of termination of this Agreement as set forth above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that such party is a Non-Defaulting Party (as defined below). The foregoing shall not relieve any party from liability for damages actually incurred as a result of such party's breach of any term or provision of this Agreement.

         7.6 Remedies; Specific Performance. In the event that any party shall fail or refuse to consummate the Contemplated Transactions or if any default under or beach of any representation, warranty, covenant or condition of this Agreement on the part of any party (the "Defaulting Party") shall have occurred that results in the failure to consummate the Contemplated Transactions, then in addition to the other remedies provided herein, the non-defaulting party (the "Non-Defaulting Party") shall be entitled to seek and obtain money damages from the Defaulting Party, or may seek to obtain an order of specific performance thereof against the Defaulting Party from a court of competent jurisdiction, provided that the Non-Defaulting Party seeking such protection must file its request with such court within forty-five (45) days after it becomes aware of the Defaulting Party's failure, refusal, default or breach. In addition, the Non-Defaulting Party shall be entitled to obtain from the Defaulting Party court costs and reasonable attorneys' fees incurred in connection with or in pursuit of enforcing the rights and remedies provided hereunder.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

         8.1 Survival of Representations and Warranties of the Company. All representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Post-Closing hereunder and shall thereafter survive until the earlier of (i) the fourth anniversary of the Post-Closing Date and (ii) the date of the PRCO Debentures have been fully converted or otherwise cease to be outstanding (the "Conversion Date") and shall then terminate except to the extent that notice of the Company's or Acquisition liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to such second anniversary or Conversion Date.

         8.2 Survival of Representations and Warranties of PRCO. All representations and warranties of PRCO shall terminate upon the Closing except to the extent that notice of PRCO's liability in respect of any inaccuracy in or breach of any representation or warranty shall have been given on or prior to Closing.

         8.3 Obligation of the Company to Indemnify. The Company agrees to indemnify, defend and hold harmless PRCO (and its directors, officers, employees, affiliates, stockholders, debenture holders, agents, attorneys, successors and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' and consultants' fees and disbursements) (collectively, "Losses") based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of the Company contained in this Agreement or in the Schedules and Exhibits hereto or (ii) breach by the Company of any covenant or agreement contained in this Agreement.

         8.4 Obligation of and PRCO to Indemnify. PRCO agrees to indemnify, defend and hold harmless the Company (and its directors, officers, employees, affiliates, stockholders, agents, attorneys, successors and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any (i) inaccuracy in any representation or warranty of PRCO contained in this Agreement or (ii) breach by PRCO of any covenant or agreement contained in this Agreement.

         8.5 Notice and Opportunity to Defend. (a) Promptly after receipt by any Person entitled to indemnity under this Agreement (an "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) who is or may be obligated to provide indemnification pursuant to Section 8.3 or 8.4 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                  (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days after the date the Claims Notice is given (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and all reasonable expenses incurred by the Indemnitee in defending or compromising such Asserted Liability, all amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and amounts required to be paid in connection with any compromise or settlement consented to by the Indemnitee, shall be borne by the Indemnifying Party. Except as otherwise provided in the immediately preceding sentence, the Indemnitee may not settle or compromise any claim over the objection of the Indemnifying Party. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in (but the Indemnitee may not control) the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

                                   ARTICLE IX

                                   DEFINITIONS

         The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this Agreement.

         "Applicable Contract" means any Contract (a) to which the Company is a party and under which the Company has or may acquire any material rights, (b) under which the Company or PRCO, as the case may be, is a party and has or may become subject to any material obligation or material liability or (c) by which the Company or PRCO, as the case may be, or any of the material assets owned or used by it is or may become bound.

         "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including, without limitation:

                  (1) the Merger; and

                  (2) the performance by the parties of their respective covenants and obligations under this Agreement.

         "Environmental Laws" means all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of hazardous substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

         "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to such law or any successor law.

         "GAAP" means generally accepted accounting principles in the United States, applied on a consistent basis.

         "Law" means all applicable laws, statutes, ordinances, rules, regulations, orders, writs, injunctions, judgments or decrees entered, enacted, promulgated, enforced or issued by any court or other governmental or regulatory authority, domestic or foreign.

         "Legal  Requirement"  means  any  federal,   state,  local,  municipal,
foreign, international, multinational or other administrative law, ordinance, principle of common law, regulation, statute, treaty, court or arbitrator.

         "Material Adverse Effect" means a material adverse effect upon the business or financial condition of the Company (when used in Section 4.1) or PRCO (when used in Section 4.2), taken as a whole with any subsidiaries.

         "Order" means any award, decision, injunction, judgment, order, ruling,
subpoena  or  verdict   entered,   issued,   made  or  rendered  by  any  court,
administrative agency or other governmental body or by any arbitrator.

         "Ordinary Course of Business" means an action taken by a Person where:

                  (1) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (2) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                  (3) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "Organizational   Documents"  means  the  articles  or  certificate  of
incorporation and the by-laws of a corporation and any amendment thereto.

         "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

         "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Fees and Expenses. Except as otherwise provided in this Agreement, each party hereto will bear its own legal, accounting and other fees and expenses incident to the Contemplated Transactions herein. Any fees and expenses required to be paid by any party hereunder shall be limited to reasonable and necessary fees and expenses

         10.2 Modification, Amendments and Waiver. The parties hereto may amend, modify or otherwise waive any provision of this Agreement by mutual consent, provided that such consent and any amendment, modification or waiver is in writing and is signed by each of the parties hereto.

         10.3 Assignment. Neither the Company nor PRCO shall have the authority to assign its respective rights or obligations under this Agreement without the prior written consent of the PRCO Debenture Holder.

         10.4 Successors. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of the parties and their respective successors and permitted assigns.

         10.5 Entire Agreement. This Agreement and the exhibits, schedules and other documents referred to herein contain the entire agreement among the parties hereto with respect to the Contemplated Transactions and supersede all prior agreements with respect thereto, whether written or oral.

         10.6 Governing Law. This Agreement and the exhibits hereto shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof. Any action to enforce the terms of this Agreement or any of its exhibits shall be brought exclusively in the state and/or federal courts situated in the County and State of New York. Service of process in any action by either party to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the other party at its principal address set forth in this Agreement.

         10.7 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile upon electronic confirmation of receipt (promptly followed by a hard-copy delivered in accordance with this Section 10.7) or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, or if sent by nationally recognized overnight courier, one day after being mailed, addressed to the party at its address set forth below:

         If to PRCO prior to
         Post-Closing:             Incode Corporation
                                   111 Howard Boulevard
                                   Suite 108
                                   Mount Arlington, NJ 07856
                                   Attention: Jim Grainer, CEO
                                   Tel:  (973) 398-8183
                                   Fax:  (973) 398-8037

         If to PRCO after          Incode Corporation
         Post-Closing:             111 Howard Boulevard
                                   Suite 108
                                   Mount Arlington, NJ 07856
                                   Attention: Jim Grainer, CEO
                                   Tel:  (973) 398-8183
                                   Fax:  (973) 398-8037

         If to Acquisition:        BIBO Acquisition, Inc.
                                   7409 Oak Grove Avenue
                                   Las Vegas, NV 89117
                                   Attn:  CEO
                                   Tel:   (702) 243-8809
                                   Fax:   (845) 365-0855

         If to the Company:        BIB Holdings, Ltd.
                                   7409 Oak Grove Avenue
                                   Las Vegas, NV 89117
                                   Attn: CEO
                                   Tel:   (702) 243-8809
                                   Fax:   (845) 365-0855

or to such other persons or addresses as may be designated in writing by the party to receive such notice. If mailed as aforesaid, the day of mailing or transmission shall be the date any such notice shall be deemed to have been delivered.

         10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         10.9 Rights Cumulative. All rights, powers and privileges conferred hereunder upon the parties, unless otherwise provided, shall be cumulative and shall not be restricted to those given by law. Failure to exercise any power given any party hereunder or to insist upon strict compliance by any other party shall not constitute a waiver of any party's right to demand exact compliance with any of the terms or provisions hereof.

         10.10 Severability of Provisions. The provisions of this Agreement shall be considered severable in the event that any of such provisions are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable. Such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are valid and enforceable and which are as similar as possible in term and intent to those provisions deemed to be invalid, void or otherwise unenforceable and the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law.

         10.11 Headings. The headings set forth in the articles and sections of this Agreement and in the exhibits and the schedules to this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be executed and delivered on the date and year first above written.


                               BIB HOLDINGS, LTD.


                               By: /S/ Gail Binder
                                   -------------------------
                                   Gail Binder, President


                               INCODE CORPORATION



                               By: /S/ Jim Grainer
                                   -------------------------
                                   Jim Grainer, President


                               BIBO ACQUISITION, INC.


                               By: /S/ Gail Binder
                                   -------------------------
                                   Gail Binder, President